UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2017

SPANISH BROADCASTING SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27823	13-3827791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7007 N.W. 77th Avenue, Miami, Florida		33166
(Address of principal executive offices)		(Zip Code)

(305) 441-6901

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03 – Material Modification to Rights of Security Holders

On November 28, 2017, Spanish Broadcasting System, Inc. (the “Company”) notified the holders of the Company’s 10 3⁄4% Series B Cumulative Exchangeable Redeemable Preferred Stock (the “Series B Preferred Shares”) that the Company had suspended all of their rights, effective immediately, as holders of the Series B Preferred Shares, other than their right to transfer such shares to a citizen of the United States due to the potential violation of Section 310 of the Communications Act of 1934, as amended (the “Act”), and the Company’s Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) resulting from the current ownership of a majority of its outstanding Series B Preferred Shares by non-U.S. entities. The Company took this action in order to safeguard the Company’s most important assets, its Federal Communications Commission (“FCC”) broadcast licenses, which would otherwise potentially be at risk if the Company failed to take appropriate measures to remain in compliance with the Act.

Specifically, in the Company’s letter to the holders of the Series B Preferred Shares, the Company stated the following:

•	On November 2, 2017, a complaint was filed against the Company in the Court of Chancery for the State of Delaware by certain holders of the Series B Preferred Shares purporting to represent, in the aggregate, approximately 94.16% of the outstanding Series B Preferred Shares (the “Complaint”). The Company further noted that if the allegations set forth in the Complaint are correct, which it did not concede, and the collective ownership of the outstanding Series B Preferred Shares by non-U.S. entities exceeds 63 percent of the outstanding Series B Preferred Shares as reflected therein, then non-U.S. entities would own well in excess of 25 percent of the equity of the Company in violation of Section 310(b)(4) of the Act. In addition, the Company stated that the current ownership of the Series B Preferred Shares appears to violate the foreign ownership restrictions set forth in the Certificate of Incorporation. Article X of the Certificate of Incorporation contains provisions governing foreign ownership of the capital stock of the Company and compliance with Section 310 of the Act. Such provisions of the Certificate of Incorporation restrict foreign ownership in the Company to not more than 25% of the aggregate number of shares of the Company’s capital stock outstanding in any class or series entitled to vote on any matter.

•	Therefore, given the new information that was recently disclosed to the Company in the Complaint regarding the ownership of a majority of the Series B Preferred Shares by non-U.S. entities, the Company was required to take immediate remedial action in order to ensure that any violations of the Act and its Certificate of Incorporation resulting from such ownership of its Series B Preferred Shares do not adversely affect its FCC broadcast licenses and ability to continue its business operations. Accordingly, consistent with its obligations and authority provided to the Company under the Act and by Article X of the Certificate of Incorporation, the Company notified holders that it was suspending all rights, effective immediately, of the holders of the Series B Preferred Shares, other than their right to transfer their shares to a citizen of the United States. The Company added that such suspension of rights will remain in place with respect to each holder of its Series B Preferred Shares until the Company has concluded that (1) the shares of such holder should be treated as not owned by aliens or their representatives, as these terms are used under the Act, or (2) the ownership by the holders of the Series B Preferred Shares (including the ownership of any shares by non-U.S. entities) complies with the requirements of the Act and the Certificate of Incorporation.

•	The Company stated that, consistent with the requirements of the Certificate of Incorporation, Series B Preferred Shares shall hereafter be represented by “Foreign Share Certificates,” subject to the terms and provisions contained in the Certificate of Incorporation that are applicable to such shares, unless and until the Company subsequently determines that such shares are held by U.S. entities and are properly represented by “Domestic Share Certificates” (as provided in the Certificate of Incorporation), if applicable. The Company also reserved its right to declare any transfer of Series B Preferred Shares made in violation of its Certificate of Incorporation or the Act to be ineffective and thereby void in accordance with the provisions of its Certificate of Incorporation.

•	The Company further stated that, in order for the Company to properly determine whether to withdraw the suspension of rights or to take additional remedial actions with respect to the Series B Preferred Shares, it is directing each of the holders of such shares to provide, by no later than 12 noon EST on December 4, 2017, a certification regarding the identity, address, number of Series B Preferred Shares owned and citizenship or place of incorporation of such holder and, if the holder is an entity, information sufficient to demonstrate that the entity is not considered to be an alien or a representative of an alien, as these terms are used under the Act.

•	The Company notified holders that it reserves the right to request any additional information and supporting documentation as necessary or appropriate in order for it to complete its review and analysis of the current ownership of its Series B Preferred Shares, and to confirm compliance with the provisions of Article X of its Certificate of Incorporation and applicable law, including Section 310 of the Act. The Company has also reserved all rights, in law and in equity, in the event of any refusal by a holder of Series B Preferred Shares to provide the requested information and certification.

Simultaneously with the letter to holders of the Series B Preferred Shares, the Company has notified the FCC of the remedial actions taken by it as described in such letter.

A copy of the letter to the holders of the Company’s Series B Preferred Shares is attached hereto as Exhibit 4.1, and is incorporated herein by reference.

The information contained herein shall not be incorporated by reference into any of the Company’s filings, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01	List of Exhibits

Exhibit No.	Description

4.1	Letter to holders of Spanish Broadcasting System, Inc. Series B Preferred Shares, dated November 28, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPANISH BROADCASTING SYSTEM, INC. (Registrant)

November 28, 2017	By:	/s/ Joseph A. García
Joseph A. García
Chief Financial Officer, Chief Administrative Officer, Senior Executive Vice President and Secretary